EXHIBIT 99.1

EXECUTION COPY

EXECUTIVE EMPLOYMENT AGREEMENT

DATE:	May 12, 2006 (the “Effective Date”)

PARTIES:
Rainmaker Systems, Inc.
900 E. Hamilton Ave.
Campbell, CA 95086
Attention: Michael Silton (the “Company”)

and

Kenneth S. Forbes, III
(“Executive”)

RECITALS:

A. This Executive Employment Agreement (“Agreement”) is entered into in connection with the purchase of certain assets of Business Telemetry, Inc. (d/b/a Metrics Corporation), a California corporation (“Metrics”).

B. As of immediately prior to the closing of the above-referenced asset purchase, Executive was a substantial equity owner of Metrics and a key and significant member of the management, technical workforce or sales workforce of Metrics.

C. Following the above-referenced asset purchase, the Company desires to employ Executive in the role and subject to the terms and conditions set forth herein below and Executive desires to be so employed by the Company.

AGREEMENT:

In consideration of the foregoing recitals (which are incorporated herein), and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Employment; Duties. The Company shall employ Executive as Vice President and Chief Technology Officer (CTO), and Executive accepts such employment under the terms and conditions set forth in this Agreement. Executive’s duties shall be consistent with those of a Vice President and CTO, as defined from time to time by the Chief Executive Officer (CEO) of the Company.

2. Full-Time Best Efforts.

(a) Time and Effort. Executive shall devote Executive’s full professional time and attention to the performance of Executive’s obligations under this Agreement, and shall at all times faithfully, industriously, and to the best of Executive’s ability, experience, and talent perform all of Executive’s obligations hereunder. So long as this Agreement is in effect, Executive shall not be employed or engaged professionally by any other person or firm other than the Company unless otherwise authorized in writing by the Chief Executive Officer of the Company. Notwithstanding the foregoing, Executive may continue to serve as an officer and director of Metrics for purposes of winding up of the affairs of Metrics and, upon receiving written permission from the CEO of the Company, shall be permitted to serve on the boards of non-competitive companies provided that these endeavors do not impede Executive’s job performance, and Executive shall be entitled to retain all compensation paid to him in connection with such endeavors.

3. Performance Standards; Underperformance. Within one hundred eighty (180) days after the Effective Date, the Chief Executive Officer of the Company shall establish performance expectations and standards, which shall (i) be reasonably acceptable to Executive, (ii) may change from time to time as the needs of the Company change, and (iii) shall serve as a basis to evaluate Executive’s performance from time to time. Within six (6) months following the Effective Date, and at least annually thereafter, the CEO and the Executive shall meet in order for the CEO to provide to Executive a formal evaluation of Executive’s performance. “Underperformance” shall mean Executive’s failure to meet some or all of the lawful then-current performance expectations and standards applicable to Executive as communicated to Executive by the CEO, and can be the basis for a change in job description, salary, and benefits, or termination of Executive’s employment under this Agreement if such Underperformance is not cured within sixty (60) days’ following written notice to Executive by the Company of the elements of such Underperformance.

4. Compensation and Benefits. The Company shall pay compensation to Executive consisting of an annual base salary, any applicable bonuses and other benefits as described in this Agreement. In addition to the financial compensation and benefits set forth below, Executive shall be reimbursed for any approved business-related expenses and shall receive vacation, sick leave, and other time off as is customary and usual for executives of Executive’s status in the Company.

(a) Base Salary. Executive’s annual base salary as of the Effective Date is ONE HUNDRED SIXTY THOUSAND U.S. DOLLARS ($160,000). Executive’s annual base salary shall be paid in accordance with the standard payroll practices of the Company.

(b) Benefits. Executive shall be entitled to participate in such life insurance, disability, medical, dental, stock options, stock grants, and retirement plans and other programs as may be made generally available from time to time by the Company for the benefit of its employees generally (the “Benefits”).

(c) Bonuses/Commissions. Executive shall be eligible to receive an annual bonus of $65,000 based on achievement of certain individual goals, and company performance (to be determined).

(d) Expense Reimbursement. The Company shall reimburse Executive for all reasonable and necessary out-of-pocket expenses properly incurred in the performance of this Agreement, but only to the extent that Executive submits to the Company an itemized account of such expenses. Reimbursement for such expenses shall occur promptly after their approval and receipt by the Company of such documentary evidence of such expenses as the Company may reasonably require.

(e) Relocation. Executive agrees to relocate his household to an area in proximity to the Company’s executive offices located in Campbell, California. The Company shall reimburse Executive up to $10,000 for all reasonable and necessary out-of-pocket expenses properly incurred for relocation. Executive shall submit original receipts documenting such expenses on Company expense reimbursement forms. The Company’s obligation herein to reimburse relocation costs shall expire within ninety (90) days of the effective date of this Agreement.

5. Documents and Materials. Except in the performance of Executive’s duties in the ordinary course of business for which Executive is employed by the Company or except as required by operation of law, Executive shall not make or cause to be made any copies, or other reproductions or recordings or any abstracts or summaries of any reports, studies, memoranda, correspondence, manuals, records, plans or other written, printed, computerized or otherwise recorded materials of any kind belonging to or in the possession of the Company or any of its Affiliates (defined below). Immediately upon the termination of Executive’s employment with the Company or at any time upon the written request of the Company, Executive shall surrender all such material to the Company and execute a document acknowledging that Executive has complied with the provisions of this Agreement. As used herein, “Affiliate” shall mean, with respect to any person or entity (“Person”), any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and provided, further, that an Affiliate of any Person shall also include (i) any Person that directly or indirectly owns more than five percent (5%) of any class of capital stock or other equity interest of such Person, (ii) any officer, director, trustee or beneficiary of such Person, (iii) any spouse, parent, sibling or descendant of any Person described in clauses (i) or (ii) above, and (iv) any trust for the benefit of any Person described in clauses (i) through (iii) above or for any spouse, issue or lineal descendant of any Person described in clauses (i) through (iii) above.

6. Trade Secrets and Other Confidential Information. Except in the performance of Executive’s duties in the ordinary course of business for which Executive is employed by the Company or except as required by operation of law, Executive shall not at any time, whether during or after the term of this Agreement, use for Executive’s own benefit or purposes or for the benefit or purposes of any other person or entity, or disclose in any manner to any other person or entity, any trade secrets, information, data, know how or knowledge (including that relating to service techniques, purchasing and sales organization and methods, client lists, market development and expansion plans, personnel training and development programs and client and supplier relationships) or any other Discoveries (defined below) belonging to or relating to the affairs of the Company or any of its Affiliates or to the clients of the Company or any of its Affiliates; provided, however, that this Section shall not apply to any trade secret, information, data, know how, knowledge, or Discovery that is or becomes generally available to the public through no fault or action of Executive.

7. Customers and Vendors. Executive acknowledges that the lists of the Company’s and its Affiliates’ customers and vendors as they may exist from time to time constitute a valuable and unique asset of the Company. Except in the performance of Executive’s duties in the ordinary course of business for which Executive is employed by the Company or except as required by operation of law, Executive shall not, during or after the term of Executive’s employment, disclose such lists or any part thereof to any other person or entity for any reason whatsoever; provided, however, that this Section shall not apply to any such lists or part thereof that is or becomes generally available or known to the public through no fault or action of Executive.

8. Discoveries. Any and all inventions, discoveries, improvements, designs, methods, systems, developments, know how, ideas, suggestions, devices, trade secrets and processes, whether patentable or not, which are discovered, disclosed to or otherwise obtained by Executive through Executive’s employment with the Company and either relate to Executive’s employment with the Company or otherwise relate to the Company’s or any of its Affiliates’ line of business (collectively, “Discoveries”) are confidential, proprietary information and are the sole and absolute property of the Company. Executive shall disclose promptly to the Company all Discoveries and shall assist the Company in making any application in the United States and in foreign jurisdictions for patents of any kind with respect thereto.

9. Works for Hire. All works and writings of a professional nature that are produced by Executive during Executive’s employment with the Company that relate to the Company’s business or that are produced with the use of the Company’s resources constitute works made for hire and are the sole and absolute property of the Company. Executive grants the Company the exclusive right to copyright all such works made for hire in the United States and in foreign jurisdictions. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments, or other instruments that the Company may deem necessary to protect the Company’s interest therein for the works made for hire.

10. Non-Competition and Non-Solicitation.

(a) Corporate Relationship. Executive acknowledges (i) that Executive’s employment as a member of the Company’s executive management team creates a relationship of confidence and trust between Executive and the Company with respect to confidential and proprietary information applicable to the business of the Company, its Affiliates and its clients, and (ii) the highly competitive nature of the business of the Company. Accordingly, the Company and Executive agree that the restrictions contained in this Section are reasonable and necessary for the protection of the immediate interests of the Company and that any violation of these restrictions would cause substantial injury to the Company.

(b) Competitive Business Defined. The term “Competitive Business” means any business which is similar in products or services to or directly competitive with the business of the Company or any of its Affiliates with respect to which Executive has had direct responsibility and which is located in the same regions or markets as the business of the Company or the applicable Affiliates.

(c) Existing Client Defined. The term “Existing Client” means a client for whom the Company or any of its Affiliates is performing services or marketing products as of the date of the termination of Executive’s employment with the Company or for whom the Company or any of its Affiliates performed services or marketed products within the one-year period immediately preceding the termination of Executive’s employment with the Company.

(d) Non-Competition and Non-Solicitation. During Executive’s employment with the Company and for one-year following Executive’s termination, Executive shall not:

i. own, manage, operate, control, have any financial interest in, or lend Executive’s name to any person or entity engaged in, a Competitive Business or assist others in the ownership, management, operation or control of any Competitive Business;;

ii. solicit directly or indirectly on behalf of Executive or any Competitive Business, the customer business account of any Existing Client, or solicit for hire any employees, independent contractors who are engaged full-time by the Company, or temporary employees of the Company.

(e) Specific Enforcement. The foregoing covenants shall be specifically enforceable; provided, however, that the covenants herein shall not be construed to prohibit ownership of not more than five percent (5%) of the equity of any publicly held entity that is a Competitive Business, so long as the Executive is not otherwise engaged with such entity in any of the other activities specified in the foregoing clauses.

(f) Severability. If any court shall determine that the duration, geographic limitations, subject or scope of any restriction contained in this Section is unenforceable, it is the intention of the parties that this Section 10 shall not thereby be terminated but shall be deemed amended to the extent required to make it valid and enforceable, such amendment to apply only with respect to the operation of this Section in the jurisdiction of the court that has made the adjudication.

(g) Employability. Executive acknowledges (i) that Executive has sufficient abilities and talents to be able to obtain, upon the termination of Executive’s employment, comparable employment from another business while fully honoring and complying with the above covenants concerning confidential information and contacts with the Company’s or any of its Affiliates’ customers or employees, and (ii) the importance to the Company and its Affiliates of the above covenants. Accordingly, for the duration of the applicable period of Executive’s covenant not to compete as set forth above and upon the Company’s reasonable request of Executive, Executive shall advise the Company of the identity of Executive’s new employer and shall provide a general description, in reasonable detail, of Executive’s new duties and responsibilities sufficient to inform the Company of its need to request a court order to enforce the above covenants.

(h) Remedies. The parties acknowledge that the damages sustained by the Company or its Affiliates as a result of a breach of the agreements contained herein will subject the Company or its Affiliates to immediate, irreparable harm and damage, the amount of which, although substantial, cannot be reasonably ascertained, and that recovery of damages at law will not be an adequate remedy. Therefore, the Company and its Affiliates, in addition to any other remedies they may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this Agreement subject to Section 10(e). If an action is instituted to enforce this Agreement or any of the terms and conditions hereof, including suit for preliminary injunction, the prevailing party shall be entitled to costs and reasonable attorneys’ fees.

11. Disability. The Company may terminate this Agreement upon notice to Executive if Executive is physically or mentally incapacitated and unable to perform Executive’s duties under this Agreement for a period of ninety (90) out of any one hundred eighty (180) days. If a question arises as to the incapacity of Executive, then the Company, at the Company’s expense, shall promptly employ one physician who is a member of the American Medical Association (“Company Physician”) and who is reasonably acceptable to Executive to examine Executive and determine if Executive’s physical or mental condition is such as to render Executive unable to perform Executive’s duties under this Agreement. The decision of the Company Physician shall be certified in writing and sent by the Company Physician to the Company and Executive or Executive’s representative. In the event the Company Physician certifies in writing that Executive is unable to perform Executive’s duties under this Agreement due to Executive’s physical or mental condition, Executive shall have the opportunity to obtain a second medical opinion from another physician (“Executive Physician”) at Executive’s expense. The opinion of the Executive Physician shall be certified in writing and sent to the Company and Executive (or Executive’s representative) no later than ten (10) business days following Executive’s (or Executive’s representative’s) receipt of the Company Physician’s certified writing. If the Executive Physician’s certified writing contests the Company Physician’s certified writing, then the Company and Executive shall obtain a third medical opinion from a physician chosen by mutual agreement of the Company Physician and the Executive Physician (“Mutual Physician”). The Company and the Executive shall share the expense of such third opinion equally and such third opinion shall be certified in writing by the Mutual Physician and sent to the Company and Executive (or Executive’s representative) no later than ten (10) business days following the Company’s and Executive’s (or Executive’s representative’s) receipt of the Executive Physician’s certified writing. The Company Physician’s certified writing shall be conclusive for purposes of this Agreement if (i) Executive (or Executive’s representative) fails to provide the Company with Executive Physician’s certified writing as set forth above within ten (10) business days following Executive’s (or Executive’s representative’s) receipt of the Company Physician’s certified writing, (ii) the Company Physician’s certified writing is not materially contested by the Executive Physician’s certified writing, or (iii) the Company Physician’s certified writing is not contested by the Mutual Physician’s certified writing. In the event the Mutual Physician’s certified writing contests the Company Physician’s certified writing, the Mutual Physician’s certified writing shall be conclusive for purposes of this Agreement. Once Executive’s incapacity is determined by either a certified writing of a Company Physician which is conclusive as provided above or a certified writing of a Mutual Physician which is conclusive as provided above, then Executive’s employment may be terminated by the Company under this Section 11. In the event of Executive’s termination under this Section 11, the Company shall not have obligations to pay severance under Section 13 or otherwise or provide any other benefits other than those to which Executive is then entitled under Section 4 above and applicable law.

12. Death During Employment. This Agreement shall terminate upon Executive’s death, and the Company shall pay to Executive’s surviving spouse, or if none, to the executors and administrators of Executive’s estate, all amounts due to Executive due as of the date of death. The Company shall not have obligations to pay severance under Section 13 or otherwise or provide any other benefits other than those to which Executive’s estate is then entitled under Section 4 above and applicable law.

13. Termination for Other Than for Disability or Death.

(a) Termination With/Without Cause. There is no employment term under this Agreement. The Company may terminate Executive’s employment under this Agreement at any time as follows:

i. without Cause, or

ii. immediately upon the showing of Cause. For purposes of this Agreement, “Cause” shall mean, but not be limited to (1) gross misconduct, gross negligence or gross omissions by Executive, which is not cured to the Company’s reasonable satisfaction within thirty (30) days after written notice of such gross misconduct, gross negligence or gross omissions is given to Executive by the Company; (2) a material act of dishonesty by Executive involving the

Company; (3) misconduct of Executive which is materially injurious to the Company, monetarily or otherwise (4)a material breach of Sections 5 through 10 of this Agreement; (5) any other material breach by Executive of this Agreement which breach has not been cured by Executive within thirty (30) days after written notice of such breach is given to Executive by the Company; or (6) Executive is convicted of, or enters a plea of nolo contendere with respect to, any offense that, if committed in the State of California, would have constituted a felony under the laws of the State of California or the United States.

(b) Termination Obligations. Upon termination of Executive’s employment with the Company, the Company shall have no further obligation to Executive except as provided under this Agreement; provided, however, that termination of Executive’s employment shall not affect Executive’s right to receive any compensation and/or benefits that have accrued but have not been paid through the date of termination or is otherwise due under applicable law. Executive shall return to the Company any and all equipment including but not limited to electronic equipment, keys, credit cards, and the like, owned by the Company and used by Executive. Executive shall continue to be bound by the provisions of Section 10 to the extent provided therein.

(c) Severance. Upon the termination of Executive’s employment with the Company under this Section 13, the Company shall pay to Executive a severance benefit equal to that portion of Executive’s then current base salary as follows: (i) if termination is by the Company without Cause or if the termination is by the Executive as a result of Constructive Termination (as defined below) the severance shall be four (4) months base salary; (ii) if the termination is by the company for Cause, Executive shall receive no severance benefit of any kind; and, (iii) if the termination is by Executive (except as a result of Constructive Termination as provided in the preceding clause (c)(i)), Executive shall receive no severance benefit of any kind. In addition, in the event any severance payment is owing pursuant to the foregoing, as partial consideration for payment of such severance amounts, Executive shall execute at the time of such termination and as a condition of receipt of the severance amounts, a release reasonably acceptable to the Company wherein Executive releases, among other things, the Company from all claims with respect to Executive’s employment except claims to any and all unpaid compensation and benefits (including the severance benefit) to which Executive is then entitled under this Agreement and applicable law . The severance benefit shall be due to Executive under this Section, and paid in cash or by check, on the same dates on which Executive would otherwise have received payments of Executive’s annual base salary hereunder if employment had continued. As used herein, “Constructive Termination” means the occurrence of any of the following: (i) a material decrease in Executive’s base salary or a material decrease in Executive’s employee benefits; (ii) the relocation of Executive’s workplace for the Company to a location more than fifteen (15) miles from Executive’s initial workplace designation at 900 East Hamilton Avenue, Campbell, California 95008; or (iii) a Change of Control event that results in the circumstances described in either of the immediately preceding clauses (i) or (ii) (“Change of Control” shall mean that all or substantially all of the Company’s assets or a majority of its voting stock is acquired in a transaction or a series of related transactions by a third party that is not an Affiliate of the Company immediately prior to such acquisition).

(e) Payments upon Termination. Regardless of the reason for the termination of Executive’s employment, the Company shall pay to Executive all salary and expenses due to Executive through the effective date of termination less any amounts owed to the Company by Executive; provided that any applicable severance payments shall be paid in accordance with the standard payroll practices of the Company over the period utilized to determine the applicable severance payment.

(f) Withholding Tax. The Company shall be entitled to withhold from any compensatory payments that it makes to Executive under this Agreement or otherwise an amount sufficient to satisfy all federal, state and local income and employment tax withholding and all other applicable withholding requirements with respect to any and all compensation paid to Executive by the Company.

14. Rights of Indemnity. Executive shall be entitled to the same rights of indemnification and D&O insurance coverage as provided to all other executives, officers and directors of the Company pursuant to applicable law and the Company’s governing documents and D&O insurance policy.

15. Arbitration. Except for (i) any claim for unemployment compensation or workers’ compensation, and (ii) any relief sought for breach by Executive of Sections 5-10 of this Agreement, in which case a claim may be, but is not required to be, brought before any court in the State of California having jurisdiction over the matter, any controversy or claim arising out of or related to this Agreement (as applicable, a “Dispute”) shall be resolved by binding arbitration in accordance with the then-effective rules of the American Arbitration Association (“AAA”) and limiteddiscovery shall be permitted. Arbitration shall be held at the location chosen by the party that has not initiated the arbitration, which location shall be limited to California or any other state in which the Company has an office or employees (as applicable, the “Arbitration Location”). Upon notification by a party of such party’s intention to arbitrate a Dispute (the “Notice Date”), each party shall select one arbitrator, and the two arbitrators so chosen shall select one arbitrator. Each of the arbitrators chosen shall be impartial and independent of the parties. If a party fails to select an arbitrator within twenty (20) days after delivery of the Notice Date, or if the arbitrators chosen fail to select a third arbitrator within twenty (20) days after being chosen, then any party may in writing request the judge of the United States District Court closest to the Arbitration Location senior in term of service to appoint the arbitrator or arbitrators. The arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the AAA to the extent such rules do not conflict with the terms hereof. The decision of a majority of the arbitrators shall be reduced to writing and shall be binding on the parties. Judgment upon the award rendered by a majority of the arbitrators may be entered and execution had in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement. The charges and expenses of the arbitrators shall be allocated as determined by the arbitrators.

16. Survival. The covenants contained in this Agreement shall survive any termination of Executive’s employment with the Company and any termination of this Agreement. The existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants contained in this Agreement.

17. Severability. If the scope of any restriction contained in this Agreement is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and Executive and the Company hereby consent and agree that the scope of such restriction may be judicially modified in any proceeding brought to enforce such restriction. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted from this Agreement and the remainder of this Agreement shall remain in full force and effect.

18. Notice. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered by personal delivery, air courier, or if mailed by registered or certified first-class mail, return receipt requested, to the residence of Executive as it appears in the corporate records for notice to Executive, or to the principal office of the Company for notice to the Company. All notices delivered in accordance with this Section shall be deemed to have been received and shall be deemed effective if delivered in person or by air courier, upon actual receipt by the intended recipient, or if mailed, upon the date of delivery or refusal to accept delivery as shown by the return receipt therefore.

19. No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, and shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

20. Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by the parties hereto.

21. Assignment. The rights and obligations of the Company under this Agreement shall, without the prior written consent of Executive, inure to the benefit of and be binding upon the successors and assigns of the Company. This is a personal service contract and may not be assigned by Executive except that rights of Executive to receive severance or benefits under Sections 11, 12, 13, or 14 shall be assignable through a testamentary disposition or by the laws of descent and distribution or the laws of guardianship, in the case of death or disability.

22. Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the internal laws of the State of California. By execution of this Agreement, each party submits to in personam jurisdiction of the courts of the State of California.

23. Headings. The headings of sections in this Agreement are solely for convenience of reference and shall not control the meaning or interpretation of any provision of this Agreement.

24. Counterparts and Facsimile Signatures . This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one agreement. Any counterpart may be delivered by any party by transmission of signature pages to the other parties at the addresses set forth herein, and delivery shall be effective and complete upon completion of such transmission; manually signed copies of signature pages shall nonetheless be delivered promptly after any such facsimile delivery.

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25. Entire Agreement. This instrument contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior and simultaneous agreements, communications, and understandings with respect to such subject matter, whether oral or written.

This Agreement is executed and delivered on the day and year first above written.

Company:

Rainmaker Systems

/s/ Michael Silton
By:	Michael Silton
Its:	CEO

/s/ Kenneth S. Forbes, III
Executive: Kenneth S. Forbes, III